Exhibit 99.9

Arrival Group

1, rue Peternelchen

L-2370 Howald

Grand Duchy of Luxembourg

Arrival S.à r.l.

1, rue Peternelchen

L-2370 Howald

Grand Duchy of Luxembourg

January 20, 2021

Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, D.C. 20549

Re:	Arrival Group

Registration Statement on Form F-4

SEC File No. 333-251339

Ladies and Gentlemen:

The undersigned, Arrival Group, a newly-formed joint stock company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg (the “Company”), and Arrival S.à r.l., a limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg (“Arrival”), are submitting this letter in connection with the Company’s submission of its registration statement on Form F-4 on December 15, 2020 (the “Registration Statement”) and the Company’s submission on the date hereof of amendment number 1 to the Registration Statement in connection with the business combination (the “Business Combination”) contemplated by the Business Combination Agreement dated November 18, 2020 by and among CIIG Merger Corp. (“CIIG”), the Company, Arrival and ARSNL Merger Sub Inc., via EDGAR to the Securities and Exchange Commission (the “Commission”) for its review. Pursuant to the Business Combination, the Company will acquire CIIG, a U.S. publicly traded special purpose acquisition company in a merger and will acquire Arrival, an operating company that designs and intends to manufacture electric vehicles, in a series of exchange transactions, as described in the Registration Statement, in each case in exchange for ordinary shares of the Company. Following the Business Combination, CIIG and Arrival will be wholly-owned subsidiaries of the Company. Arrival is currently a nonpublic company with no securities registered with the Commission.

The Company has included in the Registration Statement and Amended Registration Statement the audited financial statements of Arrival for the two years ended December 31, 2018 and 2019 and unaudited financial statements for the six months ended June 30, 2019 and 2020, in each case prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

The Company and Arrival respectfully request that the Commission waive the requirements of Item 8.A.4 of Form 20-F, which is required by Instructions of Item 14 of Form F-4, which states that audited financial statements in a registration statement for a company’s initial public offering must be no more than 12 months old at the time of filing and upon effectiveness of the registration statement unless a waiver is obtained. See also Division of Corporation Finance, Financial Reporting Manual, Sections 6220.3.

The Company and Arrival are submitting this waiver request pursuant to Instruction 2 to Item 8.A.4 of Form 20-F, which provides that the Commission will waive the 12-month age of financial statements requirement “in cases where the company is able to represent adequately to us that it is not required to comply with this requirement in any other jurisdiction outside the United States and that complying with this requirement is impracticable or involves undue hardship.” See also the 2004 release entitled International Reporting and Disclosure Issues in the Division of Corporation Finance (available on the Commission’s website at http://www.sec.gov/divisions/corpfin/internatl/cfirdissues1104.htm) by the staff of the Division of Corporation Finance (the “Staff”) at Section III.B.c, in which the Staff noted that:

“the instruction indicates that the staff will waive the 12-month requirement where it is not applicable in the registrant’s other filing jurisdictions and is impracticable or involves undue hardship. As a result, we expect that the vast majority of IPOs will be subject only to the 15-month rule. The only times that we anticipate audited financial statements will be filed under the 12-month rule are when the registrant must comply with the rule in another jurisdiction, or when those audited financial statements are otherwise readily available.”

In connection with this request, the Company and Arrival represent to the Commission that:

1.	Arrival is not currently a public reporting company in any jurisdiction and is not seeking to become a public reporting company in any other jurisdiction other than the United States.

2.

Arrival is not required by any jurisdiction outside the United States to prepare, and has not prepared, consolidated financial statements audited under any generally accepted auditing standards for the year ended December 31, 2020.

3.	Full compliance with Item 8.A.4 of Form 20-F is impracticable and involves undue hardship for Arrival.

4.	Arrival does not anticipate that its audited financial statements for the year ended December 31, 2020 will be available until April 2021.

5.

In no event will Arrival seek effectiveness of the Registration Statement if its audited financial statements contained in the Registration Statement are older than 15 months at the time of effectiveness of the Registration Statement.

The Company will file this letter as an exhibit to the Amended Registration Statement pursuant to Instruction 1 to Item 8.A.4 of Form 20-F.

Very truly yours,

Arrival Group

/s/ Csaba Horvath
By:	Csaba Horvath
Title:	Director

Arrival S.à r.l.

/s/ Csaba Horvath
By:	Csaba Horvath
Title:	Manager